FOR IMMEDIATE RELEASE	CONTACT:	James Francis, VP - IR
IR@maximus.com
Date: May 7, 2026

Maximus Reports Fiscal Year 2026 Second Quarter Results
Raises earnings outlook and announces $400 million share repurchase program
(Tysons, Va. - May 7, 2026) - Maximus (NYSE: MMS), a leading provider of government services, reported financial results for the three and six months ended March 31, 2026.
Highlights for the second quarter of fiscal year 2026 include:
•Revenue of $1.31 billion was consistent with our full fiscal year 2026 expectations, and compares to $1.36 billion for the prior year period.
•Diluted earnings per share were $1.80 and adjusted diluted earnings per share were $2.07, compared to $1.69 and $2.01, respectively, for the prior year period.
•We are raising our adjusted EBITDA margin expectation by 20 basis points to approximately 14.2% and raising our adjusted diluted earnings per share expectation by $0.20 to range between $8.25 and $8.55 per share for the full fiscal year 2026. We are reiterating previous fiscal year 2026 revenue and free cash flow guidance.
•Repurchases of Maximus common stock in the quarter totaled 1.4 million shares for $111 million, with an additional 0.6 million shares totaling $39.9 million repurchased through May 1, 2026.
•The Board of Directors authorized a refresh to the repurchase program for Maximus common stock up to an aggregate of $400 million.
•A quarterly cash dividend of $0.33 per share is payable on June 1, 2026, to shareholders of record on May 15, 2026.
"Our second consecutive earnings guidance increase reflects growing confidence in our ability to leverage in-house AI and other technology capabilities to improve efficiency and support margin expansion. We continue to execute our capital deployment strategy, as highlighted by the refresh of our share repurchase authorization up to an aggregate of $400 million," said Bruce Caswell, President and Chief Executive Officer.
Caswell continued, "Our state customers are gaining clarity and beginning to take action to help address challenges with Medicaid community engagement, SNAP administration, and unemployment insurance support services. We’re pleased to be playing a role in devising these solutions and expect momentum to continue to build."
Second Quarter Results
Revenue for the second quarter of fiscal year 2026 was $1.31 billion and on track with full fiscal year 2026 expectations. Prior year period revenue was $1.36 billion and benefited from natural disaster support work and temporary clinical volume surges in both domestic segments.
For the second quarter of fiscal year 2026, operating margin was 11.4% and adjusted EBITDA margin was 14.4%. This compares to margins of 11.2% and 13.7%, respectively, for the prior year period. Diluted earnings per share were $1.80, and adjusted diluted earnings per share were $2.07. This compares to $1.69 and $2.01, respectively, for the prior year period.

Consolidated earnings improved over the prior year period primarily due to efficiency gains through automation, including AI-enabled tools, across multiple program areas. The second quarter of fiscal year 2026 included a non-cash impairment charge that decreased the U.S. Services segment's operating income by $6.9 million, or $0.09 per share, and a discrete research & development tax benefit that reduced the income tax expense by $4.2 million, which equated to a $0.08 per share benefit. Both non-recurring items were excluded from adjusted EBITDA and had offsetting impacts on adjusted diluted earnings per share.
U.S. Federal Services Segment
U.S. Federal Services Segment revenue for the second quarter of fiscal year 2026 was $753 million. Prior year period revenue was $778 million and benefited from natural disaster support. We anticipated the absence of this work in our fiscal year 2026 guidance, and, excluding this support work, segment organic revenue growth was 1.5% over the prior year period.
The segment operating margin for the second quarter of fiscal year 2026 was 17.6%, compared to 15.3% reported for the prior year period. Technology initiatives, including automation that enables greater volume processing without a commensurate increase in labor costs, were the primary driver of the improved margin and the increase to the segment’s full fiscal year margin expectation. The full fiscal year 2026 operating margin for the U.S. Federal Services Segment is expected to be approximately 17.5%.
U.S. Services Segment
U.S. Services Segment revenue for the second quarter of fiscal year 2026 was $416 million and on track to improve segment revenue growth anticipated by the end of the fiscal year. The prior year period segment revenue was $442 million.
The segment operating margin for the second quarter of fiscal year 2026 was 9.3%, or 10.9% excluding the $6.9 million non-cash charge related to an asset impairment. The prior year period segment operating margin was 12.2%. The full fiscal year 2026 operating margin for the U.S. Services Segment is expected to be approximately 10.0% as a result of the non-cash charge this quarter.
Outside the U.S. Segment
Outside the U.S. Segment revenue for the second quarter of fiscal year 2026 was $137 million, compared to $142 million in the prior year period. Following previous reshaping actions, the segment now comprises the United Kingdom, Canada, and the Gulf Region, all of which are tracking opportunities that we believe have the potential to drive future growth.
The segment realized an operating loss of $3.1 million for the second quarter of fiscal year 2026, compared to an operating profit of $4.8 million in the prior year period. We continue to anticipate future margin improvement over time in this segment, which is now expected to break even on a full fiscal year 2026 basis.
Sales and Pipeline
Year-to-date signed contract awards at March 31, 2026, totaled $913 million, and contracts pending (awarded but unsigned) totaled $322 million.
The sales pipeline at March 31, 2026, totaled $56.8 billion, comprised of approximately $4.55 billion in proposals pending, $1.48 billion in proposals in preparation, and $50.7 billion in opportunities we are tracking. New work opportunities represent approximately 59% of the total sales pipeline, and U.S. Federal Services Segment opportunities represent approximately 58% of the total sales pipeline.
Balance Sheet and Cash Flows
At March 31, 2026, unrestricted cash and cash equivalents totaled $157 million, and gross debt was $1.55 billion. The ratio of debt, net of allowed cash, to consolidated EBITDA for the quarter ended March 31, 2026, as calculated on a trailing twelve-month basis in accordance with our credit agreement, was 1.8x. This is unchanged from the ratio at December 31, 2025, and remains below our target net leverage ratio of 2x to 3x.

For the second quarter of fiscal year 2026, cash provided by operating activities totaled $190 million, and free cash flow was $179 million. DSO were 78 days at March 31, 2026, and unchanged from the DSO at December 31, 2025. We expect collections to increase in the second half of fiscal year 2026, which supports our full-year free cash flow guidance.
During the second quarter of fiscal year 2026, we purchased approximately 1.4 million shares of Maximus common stock totaling $111 million. Subsequent to March 31, 2026, and through May 1, 2026, we purchased an additional 0.6 million shares totaling $39.9 million. The Board of Directors authorized a refresh to the repurchase program for Maximus common stock up to an aggregate of $400 million, which becomes effective May 11, 2026.
On April 6, 2026, our Board of Directors declared a quarterly cash dividend of $0.33 for each share of our common stock outstanding. The dividend is payable on June 1, 2026, to shareholders of record on May 15, 2026.
Fiscal Year 2026 Earnings Guidance Raise
Maximus is raising fiscal year 2026 earnings guidance and reiterating revenue and free cash flow guidance.
The full year adjusted EBITDA margin guidance improves by 20 basis points to approximately 14.2%, as compared to prior guidance. Guidance for adjusted diluted earnings per share increases by $0.20 and is now expected to range between $8.25 and $8.55 per share for fiscal year 2026.
Revenue guidance is maintained between $5.2 billion and $5.35 billion, and free cash flow guidance is maintained between $450 million and $500 million for fiscal year 2026. Interest expense is estimated to be $84 million, and the full fiscal year tax rate is expected to range between 24.0% and 25.0% for fiscal year 2026.
Conference Call and Webcast Information
Maximus will host a conference call this morning, May 7, 2026, at 9:00 a.m. ET.
The call is open to the public and available by webcast or by phone at:
877.407.8289 (Domestic) / +1.201.689.8341 (International)
For those unable to listen to the live call, a recording of the webcast will be available on investor.maximus.com.
About Maximus
As a leading strategic partner to government, Maximus helps improve the delivery of public services amid complex technology, health, economic, and social challenges. With a deep understanding of program service delivery, acute insights that achieve operational excellence, and an extensive awareness of the needs of the people being served, our employees advance the critical missions of our partners. Maximus provides tech-enabled services to government agencies, including innovative business process management and technology solutions, that provide improved outcomes for the public and higher levels of productivity and efficiency of government-sponsored programs. For more information, visit maximus.com.
Non-GAAP Measures and Forward-Looking Statements
This release contains non-GAAP measures and other indicators, including organic growth, free cash flow, diluted EPS adjusted for amortization of intangible assets and divestiture-related charges and gains, adjusted EBITDA, adjusted EBITDA margin, consolidated EBITDA (as defined by our Credit Agreement), and other non-GAAP measures.
A description of these non-GAAP measures and details as to how they are calculated are included with our earnings presentation and forthcoming Form 10-Q.
The presentation of these non-GAAP numbers is not meant to be considered in isolation, nor as alternatives to cash flows from operations, revenue growth, operating income, or net income as measures of performance. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures presented by other companies.
Included in this release are forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as:

"anticipate," "intend," "plan," "goal," "seek," "on track,” "opportunity," "could," "potential," "believe," "project," "estimate," "expect," "continue," "forecast," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods. Forward-looking statements that are not historical facts, including statements about our confidence, strategies and initiatives, guidance and expectations about revenues, results of operations, profitability, future contracts, liquidity, market opportunities, market demand, acceptance of our products and service offerings, or acquisitions and divestitures, are forward-looking statements that involve risks and uncertainties.
These risks could cause our actual results to differ materially from those indicated by such forward-looking statements. A summary of risk factors can be found in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed on November 20, 2025, and subsequent filings with the Securities and Exchange Commission (SEC). Our SEC filings are accessible on maximus.com.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update the guidance herein or any other forward-looking statement as circumstances evolve.

	FY26 Guidance Reconciliation - Non-GAAP
($ in millions except per share items)	Low End	High End
Net income	$394	$411
Add: Interest expense / Other (income)	84	84
Add: Provision for income taxes	128	133
Add: Amortization of intangible assets	81	81
Add: Depreciation & amortization of property, equipment and capitalized software	54	54
Add: Capitalized software impairment charges	7	7
Add: Divestiture-related gains	(9)	(9)
Adjusted EBITDA	$739	$761
Revenue	$5,200	$5,350

Net income margin	7.6%	7.7%
Adjusted EBITDA margin	14.2%	14.2%

Diluted EPS	$7.27	$7.57
Add: effect of amortization of intangible assets on diluted EPS	1.10	1.10
Add: effect of divestiture-related gains on diluted EPS	(0.12)	(0.12)
Adjusted diluted EPS	$8.25	$8.55

Cash flows from operating activities	$485	$535
Remove: purchases of property and equipment and capitalized software costs	(35)	(35)
Free cash flow	$450	$500

Maximus, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
	(in thousands, except per share amounts)
Revenue	$1,305,967	$1,361,786	$2,651,013	$2,764,461
Cost of revenue	963,703	1,022,965	1,990,079	2,124,083
Gross profit	342,264	338,821	660,934	640,378
Selling, general, and administrative expenses	173,479	162,857	325,639	354,592
Amortization of intangible assets	20,298	22,996	40,598	46,031
Operating income	148,487	152,968	294,697	239,755
Interest expense	22,111	21,469	42,927	38,991
Other (income)/expense, net	(158)	(963)	(1,031)	(651)
Income before income taxes	126,534	132,462	252,801	201,415
Provision for income taxes	28,471	35,893	60,795	63,650
Net income	$98,063	$96,569	$192,006	$137,765

Earnings per share:
Basic	$1.81	$1.70	$3.52	$2.36
Diluted	$1.80	$1.69	$3.50	$2.35
Weighted average shares outstanding:
Basic	54,242	56,892	54,547	58,330
Diluted	54,585	57,057	54,925	58,553

Dividends declared per share	$0.33	$0.30	$0.63	$0.60

Maximus, Inc.
Consolidated Balance Sheets

	March 31, 2026	September 30, 2025
	(unaudited)
	(in thousands)
Assets:
Cash and cash equivalents	$157,452	$222,351
Accounts receivable, net	1,114,960	898,095
Income taxes receivable	64,792	3,904
Prepaid expenses and other current assets	171,644	128,574
Total current assets	1,508,848	1,252,924
Property and equipment, net	27,178	30,972
Capitalized software, net	202,583	214,260
Operating lease right-of-use assets	84,097	100,514
Goodwill	1,780,507	1,782,095
Intangible assets, net	497,342	538,266
Deferred contract costs, net	62,737	63,332
Deferred compensation plan assets	58,472	63,272
Deferred income taxes	7,590	11,491
Other assets	9,820	12,513
Total assets	$4,239,174	$4,069,639
Liabilities and Shareholders' Equity:
Liabilities:
Accounts payable and accrued liabilities	$281,984	$296,888
Accrued compensation and benefits	152,362	236,948
Deferred revenue, current portion	37,910	53,784
Income taxes payable	959	17,321
Long-term debt, current portion	63,930	52,680
Operating lease liabilities, current portion	35,400	38,605
Other current liabilities	109,142	68,937
Total current liabilities	681,687	765,163
Deferred revenue, non-current portion	37,662	43,757
Deferred income taxes	212,703	149,020
Long-term debt, non-current portion	1,471,816	1,281,593
Deferred compensation plan liabilities, non-current portion	58,171	62,145
Operating lease liabilities, non-current portion	56,640	71,289
Other liabilities	23,534	22,637
Total liabilities	2,542,213	2,395,604
Shareholders' equity:
Common stock, no par value; 100,000 shares authorized; 53,110 and 54,805 shares issued and outstanding as of March 31, 2026, and September 30, 2025, respectively	639,269	628,118
Accumulated other comprehensive loss	(21,055)	(17,867)
Retained earnings	1,078,747	1,063,784
Total shareholders' equity	1,696,961	1,674,035
Total liabilities and shareholders' equity	$4,239,174	$4,069,639

Maximus, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
	(in thousands)
Cash flows from operating activities:
Net income	$98,063	$96,569	$192,006	$137,765
Adjustments to reconcile net income to cash flows from operations:
Depreciation and amortization of property, equipment, and capitalized software	12,328	9,440	25,217	17,895
Capitalized software impairment charges	6,914	—	6,914	—
Amortization of intangible assets	20,298	22,996	40,598	46,031
Amortization of debt issuance costs and debt discount	736	672	1,472	1,310
Deferred income taxes	39,917	(2,747)	67,781	(590)
Stock compensation expense	9,899	12,623	16,918	19,575
Divestiture-related charges/(gains)	—	1,002	(8,985)	39,343
Change in assets and liabilities, net of effects of business combinations and divestitures:
Accounts receivable	30,710	(131,428)	(222,665)	(234,882)
Prepaid expenses and other current assets	6,054	10,443	5,963	7,943
Deferred contract costs	3,740	(1,549)	438	(1,915)
Accounts payable and accrued liabilities	19,569	14,093	(14,238)	5,943
Accrued compensation and benefits	27,269	45,035	(73,431)	(48,001)
Deferred revenue	(10,759)	(3,061)	(21,602)	(11,293)
Income taxes	(73,428)	(18,541)	(74,463)	(6,465)
Operating lease right-of-use assets and liabilities	(1,074)	(14)	(1,473)	(2,363)
Other assets and liabilities	(710)	(12,819)	4,674	(7,578)
Net cash provided by/(used in) operating activities	189,526	42,714	(54,876)	(37,282)
Cash flows from investing activities:
Purchases of property and equipment and capitalized software	(10,509)	(17,206)	(16,772)	(40,198)
Proceeds from divestitures	—	—	12,895	736
Other	—	(2,165)	—	(2,165)
Net cash used in investing activities	(10,509)	(19,371)	(3,877)	(41,627)
Cash flows from financing activities:
Cash dividends paid to Maximus shareholders	(17,821)	(16,901)	(34,159)	(34,961)
Purchases of Maximus common stock	(114,440)	(77,850)	(155,002)	(306,443)
Tax withholding related to RSU vesting	—	—	(17,325)	(16,441)
Payments for debt financing costs	—	(1,658)	—	(1,658)
Proceeds from borrowings	300,000	524,000	665,000	959,000
Principal payments for debt	(332,500)	(418,375)	(465,000)	(597,639)
Other, including customer escrowed funds	51,484	(282)	50,109	(1,181)
Net cash (used in)/provided by financing activities	(113,277)	8,934	43,623	677
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(568)	791	(632)	(1,593)
Net change in cash, cash equivalents, and restricted cash	65,172	33,068	(15,762)	(79,825)
Cash, cash equivalents, and restricted cash, beginning of period	179,525	122,870	260,459	235,763
Cash, cash equivalents, and restricted cash, end of period	$244,697	$155,938	$244,697	$155,938

Maximus, Inc.
Consolidated Results of Operations by Segment
(Unaudited)

	For the Three Months Ended March 31, 2026
(dollars in thousands)	U.S. Federal Services	% (1)		U.S. Services	% (1)	Outside the U.S.	% (1)	Total
Revenue	$753,143			$415,754		$137,070		$1,305,967
Cost of revenue	527,698	70.1%		315,245	75.8%	120,760	88.1%	963,703
Gross profit	225,445	29.9%		100,509	24.2%	16,310	11.9%	342,264
Other segment items (2)	92,741	12.3%		61,919	14.9%	19,395	14.1%	174,055
Segment operating income/(loss)	$132,704	17.6%		$38,590	9.3%	$(3,085)	(2.3)%	168,209
Other (4)								576
Amortization of intangible assets								(20,298)
Operating income								$148,487

	For the Three Months Ended March 31, 2025
(dollars in thousands)	U.S. Federal Services	% (1)		U.S. Services	% (1)	Outside the U.S.	% (1)	Total
Revenue	$777,927		1	$442,350		$141,509		$1,361,786
Cost of revenue	575,869	74.0%		330,580	74.7%	116,516	82.3%	1,022,965
Gross profit	202,058	26.0%		111,770	25.3%	24,993	17.7%	338,821
Other segment items (2)	83,076	10.7%		57,963	13.1%	20,197	14.3%	161,236
Segment operating income	$118,982	15.3%		$53,807	12.2%	$4,796	3.4%	177,585
Divestiture-related gains/(charges) (3)								(1,002)
Other (4)								(619)
Amortization of intangible assets								(22,996)
Operating income								$152,968

	For the Six Months Ended March 31, 2026
(dollars in thousands)	U.S. Federal Services	% (1)		U.S. Services	% (1)	Outside the U.S.	% (1)	Total
Revenue	$1,539,744		1	$831,002		$280,267		$2,651,013
Cost of revenue	1,099,364	71.4%		646,099	77.7%	244,616	87.3%	1,990,079
Gross profit	440,380	28.6%		184,903	22.3%	35,651	12.7%	660,934
Other segment items (2)	177,943	11.6%		117,027	14.1%	40,116	14.3%	335,086
Segment operating income	$262,437	17.0%		$67,876	8.2%	$(4,465)	(1.6)%	325,848
Divestiture-related gains/(charges) (3)								8,985
Other (4)								462
Amortization of intangible assets								(40,598)
Operating income								$294,697

	For the Six Months Ended March 31, 2025
(dollars in thousands)	U.S. Federal Services	% (1)		U.S. Services	% (1)	Outside the U.S.	% (1)	Total
Revenue	$1,558,582			$894,600		$311,279		$2,764,461
Cost of revenue	1,183,209	75.9%		687,826	76.9%	253,048	81.3%	2,124,083
Gross profit	375,373	24.1%		206,774	23.1%	58,231	18.7%	640,378
Other segment items (2)	157,291	10.1%		112,121	12.5%	45,315	14.6%	314,727
Segment operating income	$218,082	14.0%		$94,653	10.6%	$12,916	4.1%	325,651
Divestiture-related gains/(charges) (3)								(39,343)
Other (4)								(522)
Amortization of intangible assets								(46,031)
Operating income								$239,755
(1)Percentage of respective revenue, as applicable.
(2)Other segment items are principally selling, general, and administrative expenses allocated to segments.
(3)During fiscal years 2026 and 2025, we divested businesses from our U.S. Services and Outside the U.S. Segments, respectively.
(4)Other expenses include credits and costs that are not allocated to a particular segment.

Maximus, Inc.
Consolidated Free Cash Flows - Non-GAAP
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
	(in thousands)
Net cash provided by/(used in) operating activities	189,526	42,714	(54,876)	(37,282)
Purchases of property and equipment and capitalized software	(10,509)	(17,206)	(16,772)	(40,198)
Free cash flow (Non-GAAP)	$179,017	$25,508	$(71,648)	$(77,480)

Maximus, Inc.
Non-GAAP Adjusted Results - Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
	(dollars in thousands, except per share data)
Net income	$98,063	$96,569	$192,006	$137,765
Provision for income taxes	28,471	35,893	60,795	63,650
Interest expense	22,111	21,469	42,927	38,991
Other (income)/expense, net	(158)	(963)	(1,031)	(651)
Amortization of intangible assets	20,298	22,996	40,598	46,031
Divestiture-related charges/(gains)	—	1,002	(8,985)	39,343
Depreciation and amortization of property, equipment, and capitalized software	12,328	9,440	25,217	17,895
Capitalized software impairment charges	6,914	—	6,914	—
Adjusted EBITDA (Non-GAAP)	$188,027	$186,406	$358,441	$343,024

Net income margin (GAAP)*	7.5%	7.1%	7.2%	5.0%
Adjusted EBITDA margin (Non-GAAP)*	14.4%	13.7%	13.5%	12.4%

* Margins are calculated as a percentage of revenue

Net income	$98,063	$96,569	$192,006	$137,765
Add back: Amortization of intangible assets, net of tax	14,960	16,948	29,921	33,925
Add back: Divestiture-related charges/(gains), net of tax	—	1,002	(6,622)	39,343
Adjusted net income excluding amortization of intangible assets and divestiture-related adjustments (Non-GAAP)	$113,023	$114,519	$215,305	$211,033

Diluted earnings per share	$1.80	$1.69	$3.50	$2.35
Add back: Effect of amortization of intangible assets on diluted earnings per share	0.27	0.30	0.54	0.58
Add back: Effect of divestiture-related charges/(gains) on diluted earnings per share	—	0.02	(0.12)	0.67
Adjusted diluted earnings per share excluding amortization of intangible assets and divestiture-related adjustments (Non-GAAP)	$2.07	$2.01	$3.92	$3.60